Exhibit 99.1

Tortoise Acquisition Corp. II Announces Shareholder

Approval of Business Combination with Volta Industries, Inc.

OVERLAND PARK, KS, August 25, 2021 – Tortoise Acquisition Corp. II (NYSE: SNPR) (“TortoiseCorp II”), a publicly-traded special purpose acquisition company, today announced that its shareholders voted to approve the previously announced business combination with Volta Industries, Inc. (“Volta Charging”), an industry leader in commerce-centric electric vehicle (“EV”) charging networks with over 1,700 EV chargers across 24 territories and states, and all other proposals presented at TortoiseCorp II’s extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) held on August 25, 2021.

Approximately 96% of the votes cast on the business combination proposal at the Extraordinary General Meeting were in favor of approving the business combination. TortoiseCorp II plans to file the results of the Extraordinary General Meeting, as tabulated by an independent inspector of election, in a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) today.

Subject to the satisfaction or waiver of the other customary closing conditions, the business combination is expected to close on August 26, 2021. Following closing, TortoiseCorp II will change its name from “Tortoise Acquisition Corp. II” to “Volta Inc.” and its common stock and warrants are expected to begin trading on the New York Stock Exchange under the ticker symbols “VLTA” and “VLTA WS,” respectively, on August 27, 2021.

About TortoiseCorp II

TortoiseCorp II is a special purpose acquisition company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. TortoiseCorp II’s expertise spans across the entire energy and infrastructure value chain. TortoiseCorp II’s strategy is to combine with a company to take advantage of the global opportunities created by the energy transition including clean energy generation and storage, alternative fuels and transportation, technological advances and changes in energy policies. To learn more, visit www.tortoisespac.com.

About Volta Charging

Volta Charging is an industry leader in commerce-centric EV charging networks. Volta Charging’s vision is to build EV charging networks that capitalize on and catalyze the shift from combustion-powered miles to electric miles by placing stations where consumers live, work, shop and play. By leveraging a data-driven understanding of driver behavior to deliver EV charging solutions that fit seamlessly into drivers’ daily routines, Volta Charging’s goal is to benefit consumers, brands and real-estate locations while helping to build the infrastructure of the future. As part of Volta Charging’s unique EV charging offering, its stations allow it to enhance its site hosts’ and strategic partners’ core commercial interests, creating a new means for them to benefit from the transformative shift to electric mobility. To learn more, visit www.voltacharging.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding TortoiseCorp II’s proposed acquisition of Volta Charging and TortoiseCorp II’s ability to consummate the transaction are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, TortoiseCorp II disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. TortoiseCorp II cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of TortoiseCorp II. In addition, TortoiseCorp II cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the agreements related thereto; (ii) the outcome of any legal proceedings that may be instituted against TortoiseCorp II or Volta Charging; (iii) the inability to complete the business combination due to the failure to satisfy other conditions to closing in the transaction agreement; (iv) the risk that the proposed business combination disrupts TortoiseCorp II’s or Volta Charging’s current plans and operations; (v) Volta Charging’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Volta Charging to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) changes in applicable laws or regulations; and (viii) the possibility that Volta Charging may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this press release, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and financial results of TortoiseCorp II and Volta Charging can be found in TortoiseCorp II’s periodic filings with the SEC, including TortoiseCorp II’s Annual Report on Form 10-K/A for the year ended December 31, 2020 filed with the SEC on May 6, 2021 and Quarterly Report on Form 10-Q for the six months ended June 30, 2021 filed with the SEC on August 13, 2021, as well as TortoiseCorp II’s definitive proxy statement/prospectus filed with the SEC on August 2, 2021. TortoiseCorp II’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Investor Contact:

Morrow Sodali LLC

Donna Corso or Ryan Loveless

(800) 662-5200

(Banks and Brokers call collect at (203) 658-9400)

SNPR.info@investor.morrowsodali.com